UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	91404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 5, 2014, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $400 million aggregate principal amount of its Floating Rate Notes due 2015 (the “Floating Rate Notes”), $700 million aggregate principal amount of its 1.292% Notes due 2017 (the “2017 Notes”), $1,100 million aggregate principal amount of its 2.284% Notes due 2019 (the “2019 Notes”), $1,100 million aggregate principal amount of its 3.796% Notes due 2024 (the “2024 Notes”) and $800 million aggregate principal amount of its 4.883% Notes due 2044 (the “2044 Notes” and, together with the Floating Rate Notes, the 2017 Notes, the 2019 Notes and the 2024 Notes, the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of December 4, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an Officers’ Certificate, dated as of March 10, 2014 (the “Officers’ Certificate”).

The Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus 0.40%. The 2017 Notes will bear interest at a rate of 1.292% per year. The 2019 Notes will bear interest at a rate of 2.284% per year. The 2024 Notes will bear interest at a rate of 3.796% per year. The 2044 Notes will bear interest at a rate of 4.883% per year. Interest on the Floating Rate Notes is payable quarterly on March 10, June 10, September 10 and December 10 of each year, beginning on June 10, 2014. Interest on the 2017 Notes is payable on March 10 and September 10 of each year, beginning on September 10, 2014. Interest on the 2019 Notes, the 2024 Notes and the 2044 Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2014.

The Floating Rate Notes will mature on September 10, 2015, the 2017 Notes will mature on March 10, 2017, the 2019 Notes will mature on March 15, 2019, the 2024 Notes will mature on March 15, 2024 and the 2044 Notes will mature on March 15, 2044.

The Floating Rate Notes are not redeemable. Upon 30 days’ notice to holders of the 2017 Notes, the 2019 Notes, the 2024 Notes or the 2044 Notes, as applicable, the Company may redeem such notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture and the Officers’ Certificate. However, no make whole premium will be paid for redemptions of the 2024 Notes on or after December 15, 2023 or for redemptions of the 2044 Notes on or after September 15, 2043.

The Indenture and the Officers’ Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture and the Officers’ Certificate. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, unless the Company has previously exercised its optional redemption right, if applicable, with respect to that series of Notes in whole, the Company will be required to offer to repurchase the Notes of that series from the holders at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the Notes was 100.000% of the principal amount. The Company expects to receive net proceeds of approximately $4,068 million from the sale of the Notes, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes, together with borrowings under the Company’s accounts receivable sales facility and cash on hand, to repay borrowings outstanding under the Senior Bridge Term Loan Agreement, dated as of January 23, 2014 (the “Bridge Loan”), among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-179879) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated March 5, 2014, together with the accompanying prospectus, dated March 2, 2012, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the Indenture, the Officers’ Certificate, the form of Floating Rate Note, the form of 2017 Note, the form of 2019 Note, the form of 2024 Note and the form of 2044 Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustees and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions. In particular, certain of the Underwriters or their affiliates are agents and/or lenders under the Bridge Loan and will receive a portion of the net proceeds from the sale of the Notes used to repay borrowings under the Bridge Loan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of March 5, 2014, by and among McKesson Corporation and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated December 4, 2012, File No. 1-13252, is incorporated herein by reference).

4.2	Officers’ Certificate, dated as of March 10, 2014.

4.3	Form of Floating Rate Note (included in Exhibit 4.2 above).

4.4	Form of 2017 Note (included in Exhibit 4.2 above).

4.5	Form of 2019 Note (included in Exhibit 4.2 above).

4.6	Form of 2024 Note (included in Exhibit 4.2 above).

4.7	Form of 2044 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014

McKesson Corporation

By:	/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 5, 2014, by and among McKesson Corporation and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated December 4, 2012, File No. 1-13252, is incorporated herein by reference).

4.2	Officers’ Certificate, dated as of March 10, 2014.

4.3	Form of Floating Rate Note (included in Exhibit 4.2 above).

4.4	Form of 2017 Note (included in Exhibit 4.2 above).

4.5	Form of 2019 Note (included in Exhibit 4.2 above).

4.6	Form of 2024 Note (included in Exhibit 4.2 above).

4.7	Form of 2044 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).